UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2004

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Section 5: CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the following press release dated August 31, 2004 announcing the appointment of Frank Lamanna to the position of Treasurer and Chief Financial Officer and the resignation of Timothy C. Coxson from those positions.

WARREN, Ohio (August 31, 2004) – Ronald E. Klingle, Chairman of the Board of Avalon Holdings Corporation (AMEX:AWX) today announced that Frank Lamanna, 40, has been promoted to Treasurer and Chief Financial Officer replacing Timothy C. Coxson.

Mr. Lamanna has been the Controller of Avalon Holdings Corporation since 2001. From 1999 to 2001, Mr. Lamanna held the position of Vice President - Corporate Financial Services. He is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from Youngstown State University.

Mr. Coxson has resigned from his position as Treasurer and Chief Financial Officer. Mr. Coxson has decided to relocate to Florida but will continue to be employed by Avalon Holdings Corporation as Director of Corporate Services and will report to Mr. Klingle. In addition to his responsibilities as Director of Corporate Services, he will assist Mr. Lamanna through this transition.

Avalon Holdings Corporation provides hazardous and nonhazardous waste management services to industrial, commercial, municipal and governmental customers. The Company also owns and operates the Avalon Golf and Country Club which has two golf courses, restaurants and banquet facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

/s/ Frank Lamanna
By:	Frank Lamanna
Chief Financial Officer and Treasurer

DATED: August 31, 2004

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